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                                 ECHOCATH, INC.

                             SUBSCRIPTION AGREEMENT

Echocath Inc.
P.O. Box 7224
Princeton, New Jersey 08543
Attention: Frank DeBernardis, President

Gentlemen:

I. Subscription. The undersigned, intending to be legally bound, hereby irrevocably agrees to purchase from Echocath, Inc., a New Jersey corporation (the "Company"), the number of shares (the "Shares") of the Company's Series B Cumulative Convertible Preferred Stock (the "Preferred Stock"), set forth on the signature page hereof, at a purchase price of $5.00 per Share.

II. Payment. The undersigned will pay for the subscription on the date hereof by check payable in U.S. dollars or by wire transfer in U.S. dollars to an account designated by the Company. The Company will file a Certificate of Amendment for the Preferred Stock in the form of Exhibit A attached hereto and will issue certificates representing the Shares within 30 days of the date hereof.

III. Acceptance of Subscription. The undersigned understands and agrees that the Company in its sole discretion reserve the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the undersigned of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall accept and agree to the terms of this Subscription Agreement, as evidenced by the execution and delivery to the undersigned of an executed copy of this Subscription
Agreement. If this subscription is rejected in whole, this Subscription Agreement and all funds received from the undersigned will be returned without interest or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for such rejected portion of this subscription will be returned without interest or deduction, and this Subscription Agreement shall continue in force and effect to the extent this subscription was accepted.

IV.  Representations  and  Warranties.   The  undersigned  hereby  acknowledges,
represents, warrants to and agrees with the Company as follows:

      (a) None of the Shares are registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The undersigned understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the rules and regulations promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Subscription Agreement;

      (b) The undersigned has access to the same kind of information which would be available in registration statements filed by the Company under the Securities Act;

      (c) Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved the Shares offered or passed upon or endorsed the merits of the offering, and the offering of the Shares has not been reviewed by any Federal, state or other regulatory authority;





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      (d) The  undersigned  acknowledges  that  prior to the date  hereof it has received and reviewed a copy of the Company's annual report on Form 10-KSB, which annual report is attached hereto as Exhibit B;

      (e) The undersigned acknowledges that all documents, records, and books pertaining to the investment in the Shares have been made available for inspection by it, its attorney, accountant, purchaser representative or tax advisor (collectively, the "Advisors");

      (f) The undersigned and the Advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and all such questions have been answered to the full satisfaction of the undersigned and its Advisors;

      (g) In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the undersigned or its Advisors by the Company;

      (h) The undersigned is unaware of, and in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of the Shares;

      (i) The undersigned has such knowledge and experience in financial, tax, and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto;

      (j) The undersigned is not relying on the Company respecting the tax and other economic considerations of an investment in the Shares, and the undersigned has relied on the advice of, or has consulted with, only its own Advisors;

      (k) The undersigned is acquiring the Shares solely for its own account for investment and not with a view to resale or distribution and the undersigned will not sell or transfer the Shares until they are registered for resale under the Securities Act or an exemption therefrom is available;

      (l) The undersigned must bear the economic risk of the investment indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Act and applicable state securities laws or an exemption from registration is available. Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in each of the Company's stock books;

      (m) The undersigned has adequate means of providing for the undersigned's current needs and foreseeable personal contingencies and has no need for the undersigned's investment in the Shares to be liquid;

      (n) The undersigned is aware that an investment in the Shares involves a number of very significant risks and is able to bear the loss of its entire investment;

      (o) The undersigned represents that it was not formed for the specific purpose of acquiring the Shares, such entity is validly existing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and

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      deliver this  Subscription  Agreement and all other related  agreements or certificates and to carry out the provisions hereof and thereof, this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity.

V. Indemnification. The undersigned agrees to indemnify and hold harmless each of the Company, their respective officers, directors, employees, agents, and affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened) arising out of any false representation or warranty or breach by the undersigned of any Agreement herein or in any other document delivered in connection with this Subscription Agreement.

VI.   Registration of the Shares.

         (a)  Piggyback Registration Rights.

              (i) If, at any time commencing after the date of this Subscription Agreement and expiring five (5) years thereafter, the Company proposes to file a registration statement or statements under the Securities Act for the public sale of the Company's Class A Common Stock, no par value (the "Common Stock"), for cash (other than in connection with a merger or pursuant to Form S-4, Form S-8 or comparable registration statement) it will give written notice, at least thirty (30) days prior to the filing of each such registration statement, to the undersigned of its intention to do so. If the undersigned notifies the Company in writing within ten (10) business days after receipt of any such notice of its desire to include the shares of the Common Stock, which may be issued upon conversion of the Shares (the "Common Shares") in such proposed registration statement, the Company shall afford the undersigned the opportunity to have the Common Shares registered under such registration statement; provided, however, that in the case of an underwritten offering, if the Company notifies the undersigned in writing that the managing underwriter of such offering has notified the Company that the inclusion in the registration statement of any portion of the Common Shares would have an adverse effect on such underwritten offering, then the managing underwriter may limit the number of Common Shares to be included in such registration statement only to the extent necessary to avoid such adverse effect; provided, further, however, that in the event any shares of Common Stock issued pursuant to any of the securities issued in the Company's initial public offering ("IPO Securities") are to be included in such underwritten offering, and the managing underwriter shall have determined to limit the number of Common Shares or IPO Securities to be so included, then such limitation shall be applied to the Common Shares and the IPO Securities, pro rata based on the number of Common Shares and IPO Securities requested to be included in such underwritten offering; and provided, further, however, that in the event securities of the Company, other than IPO Securities, held by any person or entity other than the Company or the undersigned ("Third Party Securities") are to be included in such underwritten offering, and the managing underwriter shall have determined to limit the number of Common Stock, IPO Securities or Third Party Securities to be so included, then such limitation shall be applied to the Common Shares, the IPO Securities and the Third Party Securities, based on the number of Common Shares, IPO Securities and Third Party Securities requested to be included in such underwritten offering so that the amount of Third Party Securities are reduced by a percentage which is twice as great as the percentage which the Common Shares and the IPO Securities are reduced. Notwithstanding the provisions of this Section VI(a)(i), the Company shall have the right at any time after it shall have given written notice pursuant to this Section VI(a)(i) (irrespective of whether a written request for inclusion of any such securities shall

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have been made) to elect not to file any such proposed  registration  statements or to withdraw the same after the filing but prior to the effective date thereof.

              (ii) Following the effective date of a registration statement filed pursuant to Section VI(a)(i), the Company shall, upon the written request of the undersigned, forthwith supply such reasonable number of copies of the registration statement, prospectus and other documents necessary or incidental to the registration as shall be reasonably requested by the undersigned to permit the undersigned to make a public distribution of the Common Shares. The Company will use its reasonable efforts to qualify the Common Shares for sale in such states as the undersigned shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to general service of process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Common Shares are expressly conditioned on the undersigned furnishing to the Company such appropriate information concerning the undersigned and the Common Shares as the Company may reasonably request.

              (iii) The Company shall bear the entire cost and expense of the registration of the Common Shares pursuant to Section VI(a)(i); provided, however, that the undersigned shall be solely responsible for the fees of any counsel retained by the undersigned in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Common Shares sold by the undersigned pursuant thereto.

              (iv) Neither the filing of a registration statement by the Company pursuant to this Section VI(a) nor the making of any request for prospectuses by the undersigned shall impose upon the undersigned any obligation to sell the Common Shares.

              (v) The undersigned, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to a prospectus included therein, shall promptly discontinue the sale of the Common Shares until the undersigned receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

              (vi) Notwithstanding anything else to the contrary contained in this Subscription Agreement, if the undersigned requests to have any of the Common Shares registered under the Securities Act pursuant to this Section
VI(a), and if such Common Shares are so registered, then this Section VI(a) shall be of no further force or effect.

         (b)  Demand Registration.

              (i) At any time commencing September 1, 1997 and expiring five (5) years from the date of this Subscription Agreement, the undersigned shall have the right (which right is in addition to the registration rights under Section VI(a) hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Common Shares.

              (ii) If the undersigned exercises its registration request, pursuant to Section VI(b)(i) above, between September 1st and November 1st (the "Window Period") of any given year, the registration costs and filing fees incurred in connection with such registration (the "Costs") shall be divided evenly between the undersigned and the Company; provided, however, that the Costs payable by the undersigned shall be capped

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at $25,000.  If the undersigned  exercises such  registration  request on a date outside of the Window Period, the Costs shall be divided evenly between the undersigned and the Company; provided, however, that the Costs payable by the undersigned shall be capped at $40,000. Costs shall not include any amounts payable to the undersigned's counsel, any transfer taxes or underwriting discounts, commissions or fees applicable to the Common Shares, which shall be payable solely by the undersigned. Notwithstanding the foregoing, if the registration statement to which the Costs are associated is, due solely to actions of the Company, not declared effective by the Commission within six months from the date it is first filed with the Commission, then the Company shall pay all Costs associated with such registration statement.

              (iii) In connection with any registration under Section VI(b) hereof, the Company covenants and agrees as follows:

                   a.  The  Company  shall  use  its  best  efforts  to  file  a registration statement within sixty (60) days of receipt of any demand therefor, except that if such demand is made during the Window Period, the Company shall use its best efforts to file a registration statement within 60 days of the end of the Window Period, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the undersigned such number of prospectuses as shall reasonably be requested; provided, however, that the Company may, at any time, delay the filing or delay or suspend the effectiveness of such demand registration or, without suspending such effectiveness, instruct the undersigned not to sell any securities included in such demand registration, (i) if the Company shall have determined upon the written advice of counsel (confirmation of which notice shall be provided to the undersigned in writing by such counsel) that the Company would be required to disclose any actions taken or proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Company or on such actions, or (ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a "Suspension Period") by providing the undersigned with written notice of such Suspension Period and the reasons therefor; and provided further, that the Suspension Periods, in the aggregate, do not exceed sixty (60) days. The Company shall provide such notice as soon as practicable and in any event prior to the commencement of such a Suspension Period. The obligations of the Company hereunder with respect to the Common Shares are expressly conditioned on the undersigned furnishing to the Company such appropriate information concerning the undersigned and the Common Shares as the Company may reasonably request.

                   b. The Company agrees that it will use its best efforts to maintain the effectiveness of any registration statement filed pursuant to
Section VI(b) hereof for a period of 1 year from the effective date of such registration statement.

                   c. The Company will take all necessary action which may be required in qualifying or registering the Common Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the undersigned, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (iv) Neither the filing of a registration statement by the Company pursuant to this Section VI(b) nor the making of any request for prospectuses by the undersigned shall impose upon the undersigned any obligation to sell the Common Shares.

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         (v) The  undersigned,  upon  receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to a prospectus included therein, shall promptly discontinue the sale of the Common Shares until the undersigned receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

VII.     Registration Indemnification.

         (a) The Company shall indemnify and hold harmless the undersigned from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement covering the Common Shares filed by the Company under the Securities Act, any post-effective amendment to such registration statement, or any prospectus included therein required to be filed or furnished by reason of Section VI of this Subscription Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the undersigned expressly for use therein, which indemnification shall include each person, if any, who controls the undersigned within the meaning of the Act; provided, however, that the indemnification in this paragraph VII(a) with respect to any prospectus shall not inure to the benefit of the undersigned (or to the benefit of any person controlling the undersigned) on account of any such loss, claim, damage or liability arising from the sale of the Common Shares by the undersigned, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the undersigned by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the undersigned to the purchaser prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the undersigned or other person referred to above unless the undersigned or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in such registration statement, any registration statement or any prospectus required to be filed or furnished by reason of this Subscription Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the undersigned expressly for use therein.

         (b) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

VIII. Board Seat. If at any time, through the date which is three years from the date of this Subscription Agreement, a seat on the Company's Board of Directors (the "Board") shall become vacant, for whatever reason, and if the Company determines, in its sole discretion, to fill such vacant Board seat, then the Company shall notify the undersigned and the undersigned shall have thirty (30) days following such

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notification  to provide the Company with the name of an individual to fill such
Board seat. If the Company approves such individual, which approval shall not be unreasonably withheld, then the Company shall elect such individual to the Board. If such individual is not approved then the undersigned shall have the right to submit the names of additional individuals until one is elected to the Board. Once one individual nominated by the undersigned is elected to the Board the undersigned shall not have the right to nominate any additional individuals to the Board.

IX. Series A Preferred Stock. The Company hereby represents that there are currently no shares of the Company's Series A Convertible Preferred Stock ("Series A Stock") issued and/or outstanding and the Company hereby covenants that it will not issue any shares of Series A Stock while there are any shares of the Preferred Stock issued and outstanding.

X. Irrevocability; Binding Effect. The undersigned hereby acknowledges and agrees that the subscription hereunder is irrevocable by the undersigned, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and permitted assigns.

XI. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

XII. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to either of the Company, at the address set forth above, or (b) if to the undersigned, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section X). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

XIII. Assignability. Following the initial purchase of the Shares, the rights and obligations hereunder are assignable by the undersigned; provided, however, that anyone to whom this Subscription Agreement is assigned must agree in writing to be bound by all of the terms and provisions hereof but the rights and obligations of the undersigned under Section VIII of this Subscription Agreement are not transferable or assignable.

XIV. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to its conflicts of laws principles.

XV. Blue Sky Qualification. The Sale of the Shares is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

XVI. Counterparts. This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute

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this  subscription by signing any of such counterpart and delivering the same by telex, telecopy, telegraph, cable or otherwise in writing (each delivery by any of such means to be deemed to be "in writing" for purposes of this Subscription Agreement).

XVII. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 27th day of February, 1997.

Number of Shares Subscribed:   280,000 Shares of Preferred Stock
Total Subscription Amount:       $1,400,000

                                             EP MEDSYSTEMS, INC.

                                             By:
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                             Taxpayer Identification Number

                                             ----------------------------------

                                             ----------------------------------

                                             Address

                                             ACCEPTED AND AGREED

                                             ECHOCATH, INC.

                                             By:
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                             Date: February 27, 1997

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